                          FOURTH SUPPLEMENTAL INDENTURE


         FOURTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 25, 2003, among Lehigh Consumer Products Corporation, a Pennsylvania corporation (the "Guaranteeing Subsidiary"), which is a subsidiary of Jarden Corporation, formerly known as Alltrista Corporation, a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture dated as of January 29, 2003, between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 8, 2003, among the Company, the Guarantors and the Trustee, and as further supplemented by the Second Supplemental Indenture dated as of May 28, 2003, among the Company, the Trustee, the Guarantors and the Guaranteeing Subsidiaries (such Guaranteeing Subsidiaries to be included with the meaning of the term the Guarantors as of the execution of the Second Supplemental Indenture), and as further supplemented by the Third Supplemental Indenture dated as of August 28, 2003, among the Company, the Trustee and the Guarantors (collectively, the "Indenture") providing for the issuance of 9 3/4% Senior Subordinated Notes due 2012 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture, including but not limited to Article 11 thereof.

         3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note or a Subsidiary Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

         Dated:  September 25, 2003


         LEHIGH CONSUMER PRODUCTS   CORPORATION



      By: /s/ Desiree DeStefano
         ---------------------------------
         Name:  Desiree DeStefano
         Title: Senior Vice President


         JARDEN CORPORATION                                           THE BANK OF NEW YORK,
                                                                      as Trustee



      By: /s/ Desiree DeStefano                                    By: /s/ Julie Salovitch-Miller
         ---------------------------------                            -----------------------------------
         Name:  Desiree DeStefano                                     Name:  Julie Salovitch-Miller
         Title: Senior Vice President                                 Title: Vice President



         ALLTRISTA NEWCO                                              ALLTRISTA PLASTICS
         CORPORATION                                                  CORPORATION


      By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
         ---------------------------------                            -----------------------------------
         Name:  Desiree DeStefano                                     Name:  Desiree DeStefano
         Title: Vice President                                        Title: Vice President



         ALLTRISTA ZINC PRODUCTS, L.P.                                HEARTHMARK, INC.
         By: Alltrista Newco Corporation, its
             General Partner


             By: /s/ Desiree DeStefano                             By: /s/ Desiree DeStefano
                -------------------------------------                 -----------------------------------
                  Name:  Desiree DeStefano                            Name:  Desiree DeStefano
                  Title: Vice President                               Title: Vice President






         QUOIN CORPORATION                                            TILIA, INC.


      By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
         ---------------------------------                            -----------------------------------
         Name:  Desiree DeStefano                                     Name:  Desiree DeStefano
         Title: Vice President                                        Title: Vice President


         TILIA DIRECT, INC.                                           TILIA INTERNATIONAL, INC.



      By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
         ---------------------------------                            -----------------------------------
         Name: Desiree DeStefano                                      Name:  Desiree DeStefano
               Title:   Vice President                                Title: Vice President


         O.W.D., INCORPORATED                                         TUPPER LAKE PLASTICS,
                                                                      INCORPORATED



      By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
         ---------------------------------                            -----------------------------------
         Name:  Desiree DeStefano                                     Name:  Desiree DeStefano
         Title: Vice President                                        Title: Vice President
